MOU Draft

TurnPoint Medical Devices, Inc.; Medical Specialties Distributors, LLC

Purpose: Medical Specialties Distributors, LLC (MSD) and TurnPoint Medical Devices, Inc. (TPM) intend to establish a business relationship to distribute TPM's soon to be introduced infusion pump through MSD to the United States (US) infusion therapy market. This memorandum of understanding (MOU) is to outline the intent of both companies in this regard and to initiate the process to finalize a Distribution Agreement (DA). [On 12-3-14 MSD-TPM discussed the nature of the relationship and certain initial specifics about the desired DA. TPM and MSD expressed mutual intent to work together to move this new and impactful infusion pump product to the -US home infusion market.]

Whereas TPM is a medical device company which has developed a new modality of infusion pump for the – infusion therapy market;

Whereas TPM seeks to enter the – infusion therapy market and is looking for a partner for distribution, service and asset management for the Market (see definition below),

Whereas MSD provides national distribution to the home infusion, oncology clinic, homecare, hospice and long term care infusion pump market for devices, products and accessories in the US, and provides rental, biomedical maintenance services, and asset management to such product lines,

MSD and TPM have developed this Memorandum of Understanding to specify the strategic business relationships that will be negotiated in detail over the coming ninety (90) days.

MSD and TPM's business relationship will include:

a. Product: TPM infusion pumps, admin sets, related accessories.

b. "Market": The DA will designate the US home infusion, oncology clinic, homecare, hospice and long-term care market segments as the "Territory" for MSD distribution, sales and service activities.

c. Exclusivity: It is the intention of both MSD and TPM to specify the Territory as an exclusive territory of MSD. The DA will specify a schedule of annual pump unit and admin sets to be sold in order to maintain exclusivity, and rental income share targets as may be applicable. Exclusivity is dependent upon performance on annual minimums, but will begin with a defined period of exclusivity in the Territory of not less than three years.

d. Support: It is the intention of TPM and MSD, subject to agreement on fees and terms, to enter into a Master Distributor agreement, which will specify MSD as the central distribution point for all new product shipments to TPM's US customers with the following understandings:

- In exchange for distribution service fees (TBD) paid by TPM, MSD will receive all newly manufactured pumps from TPM, regardless of US market, intended customer or intended distribution channel, for the purpose of:
    - Tracking assets through OneTrack
    - Shipment of product to customers (various packaging TBD)
    - Facilitating/enabling field actions (i.e. regulatory compliance actions)
    - Other...

JK (P)

- In exchange for biomedical service fees (TBD) paid by TPM, MSD will provide the following services:
    - Biomedical repair, maintenance, servicing
    - All Warranty services

e. Pricing: TPM and MSD will work to develop best market entry price models to meet the parties' needs and provide competitive positioning for the Market. Specific product/disposables pricing may be changed from time to time after the signing of the DA. The DA is expected to contain the base price and margin/gross profit expectations.

- TPM/MSD prices on product to reflect total cost of ownership value to customer
- Pricing of rental/lease/sale offerings

g. Sales and Marketing: TPM will support MSD's sales and marketing process intending to maximize the market impact for the Product. These activities will be identified in advance, and will include product launch plans, promotion, branding, sales collateral and customer engagement activities.

This MOU is intended to provide the structure for TPM and MSD to finalize specifics of the DA that will be the basis for the business relationship. This is a non-binding letter of intent describing a potential business relationship between the parties, and will not give rise to any legally binding obligation on the part of either party. TPM and MSD will meet and determine specifics accordingly over the next 90 days.

So Agreed:

For TPM:	For MSD:
By: [signature]	By: [signature]
Name: Jerry Ruddle	Name: Kenneth Titlebaum
Title: President and COO	Title: VP Finance
Date: 2/26/15	Date: February 26, 2015